                                                                   EXHIBIT 10.20

                           FIRST AMENDMENT TO AMENDED
                      AND RESTATED SUBORDINATION AGREEMENT


        THIS FIRST AMENDMENT TO AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Amendment"), dated as of December 15, 1999, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Senior Lender"), and KRAUSE'S FURNITURE, INC., a Delaware corporation ("Subordinating Lender").


                                     RECITALS

        A. Subordinating Lender and Senior Lender have previously entered into that certain Amended and Restated Subordination Agreement dated as of August 26, 1996 (the "Subordination Agreement"). Terms used herein without definition shall have the meanings ascribed to them in the Subordination Agreement.

        B. Subordinating Lender and Borrower have informed Senior Lender that they intend to amend, restate and replace all existing Junior Debt Documents with a new promissory note. In accordance with the terms of the Subordination Agreement, Subordinating Lender and Borrower hereby requests that Senior Lender
(i) consent to the issuance of such new promissory note to replace the existing Junior Debt Documents and (ii) amend the Subordination Agreement to reflect certain terms of such new promissory note.

        C. Senior Lender is willing to agree to give such consent and make such amendments to the Subordination Agreement under the terms and conditions set forth in this Amendment. Subordinating Lender is entering into this Amendment with the understanding and agreement that none of Senior Lender's rights or remedies as set forth in the Subordination Agreement is being waived or modified by the terms of this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Amendments to Subordination Agreement.

               (a) The definition of "Junior Debt" set forth in Section 1 of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

                      "'Junior Debt' means all present and future indebtedness
               and other obligations (direct and indirect) owing by Borrower to Subordinating Lender including, but not limited to, indebtedness owed under the Junior Debt Documents."

               (b) The definition of "Junior Debt Documents" set forth in
        Section 1 of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

                      "`Junior Debt Documents' means all instruments and
               agreements evidencing the Junior Debt, including, but not limited to, that certain Subordinated Promissory Note, dated December 15, 1999 in the original principal amount of Forty One Million One Hundred Forty One Thousand Eight Hundred Thirty Five Dollars ($41,141,835) executed by Borrower to the order of Subordinating Lender, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference."

               (c) Section 3(b) of the Subordination Agreement (entitled "Payments to Subordinating Lender") is hereby amended and restated in its entirety to read as follows:

                      "b. Payments to Subordinating Lender. If no default or
               event of default by Borrower under any present or future instrument or agreement (including the Senior Loan Agreement) between Borrower and Senior Lender shall have occurred, Borrower may make the following payments against the Junior Debt:

                             (i) quarterly payments of interest at a rate per
                      annum equal to one percent (1.0%) in excess of the rate announced publicly from time to time by Bank of America National Trust and Savings Association at its San Francisco executive offices as its "prime rate", but in any event not to exceed a maximum rate of ten percent (10%) per annum; and

                             (ii) semi-annual payments of principal, in an
                      amount not to exceed fifty percent (50%) of Excess Cash Flow for the applicable semi-annual period, if any (for the purposes of this Section 3(b)(ii), `Excess Cash Flow' shall mean, for any applicable semi-annual period, net income after taxes of Borrower, exclusive of extraordinary gains, plus depreciation and any other non-cash items to the extent deducted from the revenues of Borrower in the calculation of net income or loss, and less any capital expenditures that are actually made and not financed during such period); provided however, that (A) principal payments shall not be permitted, unless, notwithstanding the availability of Excess Cash Flow, after giving effect to such principal payment, Borrower has a minimum of One Million Dollars ($1,000,000) of Excess Availability (as defined under the Senior Loan Agreement) as of the last day of the applicable semi-annual period and (B) Borrower shall only be permitted to pay the semi-annual principal payments upon receipt and review by Lender of Borrower's financial statements for the semi-annual period to which the requested payment relates, which financial statements shall be prepared in accordance with GAAP consistently applied subject to normal year-end audit adjustments and shall show sufficient Excess Cash Flow to permit the principal payment and the required minimum Excess Availability;

               provided further however, that after giving effect to any such payment to Subordinating Lender, no default or event of default by Borrower under any present or future instrument or agreement (including the Senior Loan Agreement between Borrower and Senior Lender) shall have occurred and prior to such payment, Borrower and Subordinating Lender shall have provided notice to Senior Lender of such intended payment or any demand for such payment. Except as provided in this Agreement, Borrower and Subordinating Lender agree and (Subordinating Lender acknowledges such agreement) that Borrower shall neither: (i) make any payments to Subordinating Lender in respect of the Junior Debt; nor (ii) without Senior Lender's prior written consent, execute or deliver any negotiable instruments as evidence of the Junior Debt."

               (d) The addresses set forth in Section 12 of the Loan Agreement to which notices are to be delivered to Senior Lender are hereby changed to the following:

               Senior Lender:       CONGRESS FINANCIAL CORPORATION (WESTERN)
                                    251 South Lake Avenue, Suite 900
                                    Pasadena, California  91101
                                    Attention: Account Executive

               With a copy to:      KELLEY DRYE & WARREN LLP
                                    777 South Figueroa Street, Suite 2700
                                    Los Angeles, California  90017
                                    Attention:  Marshall C. Stoddard, Jr., Esq.

        2. New Exhibit A. The existing Exhibit A to the Subordination Agreement is hereby replaced in its entirety with the Exhibit A attached hereto.

        3. Consent to New Junior Debt Documents. Subject to the terms and conditions set forth herein, Senior Lender hereby consents to the issuance of a new promissory note by Borrower to the order of Subordinating Lender to replace all existing Junior Debt Documents; provided that, such new promissory note shall be in form and substance satisfactory to Senior Lender.

        4. Effectiveness of this Amendment. Senior Lender must have received the following items, in form and substance acceptable to Senior Lender, or evidence of the occurrence thereof, before this Amendment is effective.

               (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Senior Lender and Subordinating Lender.

               (b) Authorizations. Evidence that the execution, delivery and performance by Subordinating Lender of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

               (c) Representations and Warranties. The representations and warranties of Subordinating Lender set forth herein must be true and correct.

               (d) Eighth Amendment to Senior Loan Agreement. The Eighth Amendment to the Senior Loan Agreement duly executed by Borrower.

               (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Senior Lender.

        5. Representations and Warranties. Subordinating Lender and Borrower represent and warrant (jointly and severally) to Senior Lender that:

               (a) Amount of Junior Debt. As of the date of this Amendment, the aggregate outstanding principal balance (principal plus interest) of this Junior Debt is Forty One Million One Hundred Forty One Thousand Eight Hundred Thirty Five Dollars ($41,141,835).

               (b) No Default. After giving effect to the transactions contemplated by this Amendment, Borrower is not in default under any Junior Debt Document.

        6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California governing contracts wholly to be performed in that State.

        7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

        8. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Subordinating Lender, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Subordinating Lender.

        9. Otherwise Not Affected. In the event of any conflict or inconsistency between the Subordination Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Subordination Agreement shall remain in full force and effect.

        10. Ratification. Subordinating Lender hereby restates, ratifies and reaffirms each and every term and condition set forth in the Subordination Agreement, as amended hereby, effective as of the date hereof.

        11. Estoppel. To induce Senior Lender to enter into this Amendment and to continue to make advances to Borrower under the Senior Loan Agreement, Subordinating Lender hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no default by Subordinating Lender and no right of offset, defense, counterclaim or objection in favor of Subordinating Lender as against Senior Lender with respect to the obligations of Subordinating Lender under the Subordination Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                      KRAUSE'S FURNITURE, INC.,
                                      a Delaware corporation


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________


                                      CONGRESS FINANCIAL
                                      CORPORATION (WESTERN),
                                      a California corporation


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                 ACKNOWLEDGMENT


        The undersigned Borrower hereby approves of, and agrees and consents to the foregoing Amendment. Borrower further agrees to be bound by the Subordination Agreement, as amended by such Amendment. Although Senior Lender and Subordinating Lender have informed Borrower of such Amendment and the matters set forth above, and Borrower has acknowledged the same, Borrower understands and agrees that neither Senior Lender nor Subordinating Lender has a duty under the Subordination Agreement, the Senior Loan Agreement or any other agreement with Borrower, to so notify Borrower or to seek such an acknowledgment, for such Amendment to be effective, and nothing contained herein is intended to or shall create such a duty as to any amendments hereafter.


Dated:  December 15, 1999                   KRAUSE'S CUSTOM CRAFTED
                                            FURNITURE CORP.,
                                                  a California corporation



                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                                       EXHIBIT A


                          SUBORDINATED PROMISSORY NOTE


$41,141,835                                                    December 15, 1999
                                                                Brea, California

     FOR VALUE RECEIVED, KRAUSE'S CUSTOM CRAFTED FURNITURE CORP., a California corporation (the "Borrower"), promises to pay to the order of KRAUSE'S FURNITURE, INC., a Delaware corporation (the "Lender"), at 200 N. Berry St., Brea, California 92821 (or at such other place as the Lender may designate in writing), on the date thirteen (13) months after written demand therefor, or, if no demand is made before November 30, 2004, then on December 31, 2005 (which date may be extended from time to time by mutual written agreement of Borrower and Lender) the principal sum of forty-one million, one hundred forty-one thousand, eight hundred thirty-five dollars ($41,141,835), together with interest on the outstanding unpaid principal amount from the date hereof to maturity at a rate per annum equal to one percentage point in excess of the rate announced publicly from time to time by Bank of America National Trust and Savings Association at its San Francisco executive offices as its "prime rate," up to a maximum rate of 10% per annum.

     It is the intent of Borrower and Lender that this Note shall supercede and replace the outstanding notes of Borrower listed on Schedule A hereto, that this
Note include in its principal amount the principal and accrued interest on each of such notes, and that such notes shall be canceled on the execution and delivery of this Note.

     If interest accruing in any year remains unpaid on December 31 of the same year, then the aggregate unpaid interest of that year shall be added to the principal amount of this Note on the following January 1. All payments on this Note shall be applied first in payment of accrued and unpaid interest and any remainder in payment of principal.

     Principal and interest shall be payable in lawful money of the United States of America.

     If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced, and hereby waive the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

     Borrower, for itself, its representatives, successors and assigns, waives presentment, protest and notice of dishonor and waives any right to be released by reason of any extension of time or change in terms of payment. Any forbearance by the holder hereof in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any such right or remedy. The holder's subsequent acceptance of any payment hereunder shall not be deemed a waiver of any default by Borrower. No waiver of the holder of any right, payment or charge hereunder shall be effective unless in writing.

     It is the intent of Borrower and holder to conform strictly to the usury laws now or hereafter in force in the State of California. Any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the laws of the State of California as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for, chargeable or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be cancelled automatically and if theretofore paid, credited on the principal amount of this Note or, if a portion of this Note has been prepaid, then such excess shall be rebated to Borrower.

     Notwithstanding anything contained herein to the contrary, this Note and the principal and interest payments and other obligations of Borrower due hereunder are subject to that certain Amended and Restated Subordination Agreement dated as of August 16, 1996, between Lender and Congress Financial Corporation (Western), as the foregoing may be amended or modified from time to time. Borrower shall not prepay all or any portion of the principal amount of this note without the prior written consent of Senior Lender.

     Subject to any limitations imposed by Senior Lender, Borrower may prepay this Note in whole or in part without premium or penalty at any time;.

     In the event action is taken to collect amounts due under this Note, the holder shall be entitled to reasonable attorneys' fees, costs of court and all other expenses of collection incurred by holder.

     This Note is not intended to be a negotiable instrument and may not be transferred without the written consent of the Borrower.

     This Note shall be construed in accordance with the laws of the State of California.


                    "Borrower"

                    KRAUSE'S CUSTOM CRAFTED FURNITURE CORP.

                    By: __________________________________
                        Robert A. Burton
                        Executive Vice President and
                        Chief Financial Officer

                                   SCHEDULE A



                                                               Principal
                                   Principal      Accrued     Plus Accrued
            Date                    Amount        Interest      Interest             Due Date

1.        January 20, 1995         2,700,000      1,306,153    4,006,153
2.        January 20, 1995         1,000,000        483,760    1,483,760        December 31, 1998
3.        September 22, 1995         500,000        206,983      706,983        January 18, 1998
4.        May 3, 1996                500,000        176,315      676,315        January 18, 1998
5.        May 22, 1996               750,000        260,666    1,010,666        January 18, 1998
6.        August 26, 1996          5,000,000      1,609,555    6,609,555        January 20, 2000
7.        September 27, 1996       1,000,000        313,363    1,313,363        January 20, 2000
8.        October 18, 1996         1,500,000        461,630    1,961,630        January 20, 2000
9.        November 26, 1996        2,500,000        743,339    3,243,339        January 20, 2000
10.       January 10, 1997         1,500,000        427,973    1,927,973        January 20, 2000
11.       April 3, 1997              500,000        124,801      624,801        January 20, 2000
12.       May 14, 1997               200,000         47,786      247,786        January 20, 2000
13.       August 11,1997             100,000         21.577      121,577        January 20, 2000
14.       August 15, 1997          3,000,000        644,178    3,644,178        January 20, 2000
15.       December 31, 1997        3,500,000        625,829    4,125,829        January 20, 2000
16.       April 3, 1998            6,189,617      1,009,416    7,199,033        January 20, 2000
17.       April 7, 1998            1,801,800        291,867    2,093,667        January 20, 2000
18.       July 16, 1998              128,000         17,227      145,227        January 20, 2000
                                  ----------     ----------   ----------
                                  32,369,417      8,772,418   41,141,835






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